Exhibit 24

May 23, 2001


H. Allen Franklin, Gale E. Klappa, Tommy Chisholm and Wayne Boston


Dear Sirs:

         The Southern Company proposes to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the issuance and sale of additional shares of common stock of this Company, pursuant to and in accordance with the Southern Company Omnibus Incentive Compensation Plan, in an amount not to exceed 30,000,000 shares.
         The Southern Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing such registration statement and appropriate amendment or amendments (including post-effective amendments) thereto.
                                         Yours very truly,

                                         THE SOUTHERN COMPANY


                                         By /s/H. Allen Franklin
                                                H. Allen Franklin
                                             Chairman, President and
                                             Chief Executive Officer



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                                      - 2 -



  /s/Daniel P. Amos                               /s/Donald M. James
    Daniel P. Amos                                 Donald M. James



  /s/Dorrit J. Bern                        ________________________________
    Dorrit J. Bern                                   Zack T. Pate



 /s/Thomas F. Chapman                            /s/Gerald J. St. Pe'
  Thomas F. Chapman                               Gerald J. St. Pe'



 /s/H. Allen Franklin                         /s/G. Edison Holland, Jr.
  H. Allen Franklin                             G. Edison Holland, Jr.



  /s/Bruce S. Gordon                              /s/Gale E. Klappa
   Bruce S. Gordon                                  Gale E. Klappa



 /s/L. G. Hardman III                             /s/Tommy Chisholm
  L. G. Hardman III                                 Tommy Chisholm



  /s/Elmer B. Harris                              /s/W. Dean Hudson
   Elmer B. Harris                                  W. Dean Hudson

Extract from minutes of meeting of the board of directors of The Southern
Company.

                             - - - - - - - - - - - -

                   RESOLVED: That for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission with respect to the issuance and sale by the Company of additional shares of its common stock under the Southern Company Omnibus Incentive Compensation Plan and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments), the Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to H. Allen Franklin, Gale
         E. Klappa, Tommy Chisholm and Wayne Boston;

                             - - - - - - - - - - - -

         The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on May 23, 2001, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  November 15, 2001                    THE SOUTHERN COMPANY


                                            By    /s/Tommy Chisholm
                                                    Tommy Chisholm
                                                       Secretary